UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

Interline Brands, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	333-106801	22-2232386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 W. Bay Street, Jacksonville, Florida	32204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (904) 421-1400

Not applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

                Interline Brands, Inc. (the “Company”) announced today that on May 20, 2004, Laurence W. Howard was appointed as Vice President, General Counsel and Secretary of the Company.  Prior to joining the Company, Mr. Howard served as Vice President, Legal Services of Bombardier Inc.

The Company also reported changes to its Board of Directors.  On May 19, 2004, John C. Kane resigned for personal reasons.  In addition, in connection with the recently announced initial public offering of the Company’s parent corporation, William S. Green resigned from the Board effective on June 11, 2004, and William R. Pray has advised the Company that he expects to resign from the Board in June 2004, in order to permit the Board to appoint one or more independent directors.  Neither Mr. Pray nor Mr. Green are independent directors.  Mr. Pray will continue to serve as Senior Vice President and Chief Merchandising Officer of the Company following his resignation from the Board.  Ernest K. Jacquet, an existing Board member, has been elected Chairman of the Board following Mr. Green’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINE BRANDS, INC.

By:	/s/ William E. Sanford
	Name:	William E. Sanford
	Title:	Executive Vice President and Chief Financial Officer

Date:  June 15, 2004